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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated June 25, 1999, (except for Notes B-8 and B-9 as to which the date is September 14, 1999) accompanying the financial statements of NetCreations, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Selected Financial Data" and "Experts."

GRANT THORNTON LLP


New York, New York
November 10, 1999